UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13, 2025

PERMA FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 13, 2025, Perma-Fix Environmental Services, Inc.’s (the “Company”) Board of Directors (the “Board”) voted to rescind a Second Amendment to the Company’s 2017 Stock Option Plan that had been submitted to, and approved by, the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders held on July 20, 2023, in order to render moot a challenge to the Second Amendment brought by a stockholder of the Company on November 25, 2024 pursuant to a putative class action against the Company and the individual members of the Board. The complaint alleged that a proposal submitted to the Company’s stockholders at the Annual Meeting of Stockholders on July 20, 2023, with respect to the Second Amendment to the Company’s 2017 Stock Option Plan, to increase the number of shares available to be issued thereunder by 600,000 shares (the “Share Increase Proposal”), failed to pass, despite the Company reporting on its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2023 that the Share Increase Proposal had in fact passed. Although the Company calculated the vote in accordance with the vote requirement disclosed in the Company’s proxy statement relating to, among other matters, the Share Increase Proposal, the putative class action asserted that a vote requirement set forth in Article II, Section 6 of the Bylaws compelled a different result, specifically, that broker non-votes should have been counted as votes against the proposal, despite the fact that (i) the Company had consistently excluded broker non-votes as being considered voting present with respect to a proposal on which the broker is not permitted to vote if not given instruction by the beneficial owner of the shares held of record by the broker, (ii) the vote requirement set forth in Article II, Section 6 of the Bylaws was explicitly stated as being subject to law, the Certificate of Incorporation or the Bylaws, and (iii) the more specific voting requirement set forth in Article II, Section 12 of the Bylaws clearly expressed that the voting requirement for all matters other than the election of Directors was “a majority of the votes that could be cast at the meeting upon a given question.” Since broker non-votes represent shares that could not be cast on the Share Increase Proposal, the Company believes that it appropriately excluded such shares from the calculation of the vote on the Share Increase Proposal.

However, after the Delaware Court of Chancery’s denial of the Company’s motion to dismiss, finding that the bylaws could be read in more than one way, the Board acted to eliminate any uncertainty as to the intent of the Bylaws regarding the counting of broker non-votes and as to the effectiveness of the approval of the Share Increase Proposal. On November 13, 2025, the Board voted to rescind the Share Increase Proposal approved on July 20, 2023, and to amend the Bylaws. Additionally, the Board’s Compensation and Stock Option Committee recommended, and the Board approved, a new amendment to the Company’s 2017 Stock Option Plan to increase the number of shares authorized under the 2017 Stock Option Plan by 600,000 shares (the “New Amendment”). The New Amendment, which essentially replaces the rescinded Share Increase Proposal, is subject to approval by the Company’s stockholders either at a special meeting of the Company’s stockholders or at the 2026 Annual Meeting of Stockholders, provided any such approval must be obtained within 12 months of the Board’s approval of the New Amendment. No options were granted pursuant to the rescinded Share Increase Proposal.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in 5.03 is herein incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2025, the Company’s Board approved certain amendments to the Company’s Second Amended and Restated Bylaws, as amended by the First, Second, Third, and Fourth Amendments thereto (as so amended, before incorporation of the November 13, 2025 amendments, the “Bylaws”). Certain provisions of the Bylaws were amended solely to align such provisions to recent amendments of the Delaware General Corporation Law (“DGCL”), adopted by the Delaware General Assembly on June 30, 2025 and made effective August 1, 2025, specifically, (i) an amendment of Section 109(b) of the DGCL, prohibiting the imposition of attorneys’ fees or expenses of a corporation or any other party in connection with any claims brought by a stockholder acting in its capacity as a stockholder or in the right of the corporation, and (ii) an amendment of Section 115 of the DGCL, which added a new subsection (c) to provide that, with respect to claims that are not “internal corporate claims,” a corporation’s certificate of incorporation or bylaws may require stockholders, when acting in their capacity as stockholders or in the right of the corporation, to bring any or all such claims only in one or more prescribed forums or venues, if such claims relate to the business of the corporation, the conduct of its affairs, or the rights or powers of the corporation or its stockholders, directors, or officers, provided that such requirement is consistent with applicable jurisdictional requirements and allows a stockholder to bring such claims in at least one court in the State of Delaware that has jurisdiction over such claims.

2

The Board also approved an amendment to remove certain superfluous language in Article II, Section 6 of the Bylaws, which provided for the required vote of stockholders except as otherwise provided by law, the Certificate of Incorporation or the Bylaws, for the reason that another provision of the Bylaws—Article II, Section 12 of the Bylaws-“Voting; Proxies; Required Vote”—more specifically addressed the voting requirement for a given question, taking into account “the rules or regulations of any stock exchange applicable to the Corporation,” including Rule 452 of the rules of the New York Stock Exchange respecting when brokers holding record ownership may not vote without customer (beneficial owner) instructions.

The amendments to the Bylaws as discussed above, which were effective upon adoption by the Board, amended the Bylaws in the following respects:

1.	Section 5 of Article XVI was deleted in its entirety and there was substituted in place thereof a new Section 5 to read as follows:

SECTION 5. Costs and Expenses. To the fullest extent permitted by law, each stockholder will be liable to the Corporation (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Corporation (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such stockholder’s breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the charter of the Corporation (including, without limitation, Sections 9, 10 and 11 of Article II and Section 3 and Section 4 of Article III of these Bylaws) or any action by or against the Corporation (or any subsidiaries or affiliates thereof) in which such stockholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of the Corporation’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment. Notwithstanding the foregoing, the Corporation may not impose liability on a stockholder for the attorney’s fees or expenses of the Corporation or any other party in connection with an internal corporate claim, defined in Section 115 (b) of the DGCL, or in connection with any other claims that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding.

2.	Article XV was deleted in its entirety and there was substituted in place thereof a new Article XV to read as follows:

ARTICLE XV

Forum to Adjudicate Certain Disputes

SECTION 1. Delaware Forum.

(a) Absent written Corporation consent to an alternative forum, to the fullest extent permitted by law, the only forum for any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring (i) any derivative action purportedly brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Corporation director, officer, or employee to the Corporation or to Corporation stockholders, (iii) any action asserting a claim arising pursuant to the DGCL or the Certificate of Incorporation or these Bylaws, (iv) any action asserting a claim governed by the internal affairs doctrine, including, but not limited to, interpretation of agreements to issue stock voting agreements; proxies; holding of meetings; dividends; and treatment, liabilities and rights of directors, officers and shareholders, (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, or (vi) with respect to claims brought by stockholders, when acting in their capacity as stockholders or in the right of the Corporation, that are not internal corporate claims, but related to the business of the Corporation, the conduct of its affairs, or the rights or powers of the Corporation or its stockholders, directors or officers, shall be in a state court located in Delaware (or, if no such court has jurisdiction, in the United States District Court for the District of Delaware, provided that court has personal jurisdiction over all indispensable parties).

3

(b) For any stockholder or other action filed by a beneficial owner as defined by Section 13(d) of the Exchange Act to enforce Bylaws Section 1(a) of Article XV, if not filed in a Delaware state or federal court (a “Foreign Action”), such stockholder or beneficial owner shall be deemed to have consented to (i) the personal jurisdiction of Delaware’s state and federal courts, and (ii) service of process upon such stockholder’s or beneficial owner’s counsel in the Foreign Action.

SECTION 2. Federal Forum. Subject to the preceding provisions of Section 1 of Article XV, absent written Corporation consent to an alternative forum (which consent may be given at any time, including during the pendency of litigation), the U.S. federal district courts shall be the sole and exclusive forum for resolution of any cause of action arising under the Securities Act of 1933, as amended.

SECTION 3. Deemed Consent of Stockholders to Article XV. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XV.

3.	Section 6 of Article II was deleted in its entirety and there was substituted in place thereof a new Section 6 to read as follows:

SECTION 6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of common stock of the Corporation entitled to vote at the meeting, present in person or by proxy; provided however, that, in no event shall a quorum consist of less than such number of votes as may be required under the DGCL. If there is no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, subject to Section 4(b) of this Article II, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

The text of the new Section 5 of Article XVI, Article XV and Section 6 of Article II are included in the Bylaws attached to this Report as Exhibit 3(ii). The descriptions of the Amendments contained in this Report are qualified in their entirety by reference to the full text of Section 5 of Article XV, Article XV and Section 6 of Article II as set forth in Exhibit 3(ii).

Item 8.01. Other Events.

The information disclosed in 1.02 is herein incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3(ii)	Second Amended and Restated Bylaws of Perma-Fix Environmental Services, as amended by First, Second, Third, Fourth and Fifth amendments.

4(i)	Incorporated by reference to Exhibit 3(ii), above.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

4

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2025

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and
Chief Financial Officer

5